UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 14, 2017
QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 990-4000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2017, QuickLogic Corporation (the “Company”) announced that Ms. Suping (Sue) Cheung has been named Chief Financial Officer of the Company, effective February 14, 2017. Ms. Cheung, 53, has held numerous financial positions with the Company since 2007. She has most recently served as Vice President of Finance and Chief Accounting Officer of the Company. Prior to joining the Company, Ms. Cheung held numerous senior accounting and financial management roles in both publicly traded and privately held companies.
Proposed compensation arrangements for Ms. Cheung are being reviewed by the Compensation Committee of the Board of Directors.
There are no arrangements or understandings between Ms. Cheung and any other persons pursuant to which she was selected as Chief Financial Officer. There are no family relationships between Ms. Cheung and any director or executive officer of the Company, and Ms. Cheung has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure
On February 15, 2017, the Company issued a press release announcing that the Company named Ms. Cheung as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

None of the information furnished in Item 7.01 or Exhibit 99.1 hereto shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly set forth by specific reference in such filings, none of the information furnished in this report shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Section 9 – Financial Statements and Exhibits

Item 9.01(d) Exhibits.

The following exhibit is furnished as a part of this report:

99.1	Press release of QuickLogic Corporation, dated February 15, 2017, announcing the promotion of Suping (Sue) Cheung as Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017	QuickLogic Corporation

/s/ Brian C. Faith

Brian C. Faith President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of QuickLogic Corporation, dated February 15, 2017, announcing the promotion of Suping (Sue) Cheung as Chief Financial Officer.

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